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                         Registrar License And Agreement


         This Registrar License and Agreement (the Agreement") is dated as of December 13, 1999 ("Effective Date") by and between Network Solutions, Inc., a Delaware corporation, with its principal place of business located at 505 Huntmar Park Drive, Herndon, Virginia 20170 ("NSI") or the "Registry"), and Register.com, Inc., a Delaware corporation, with its principal place of business located at 575 8th Avenue, 11th Floor, New York, New York 10018 ("Registrar"). NSI and Registrar may be referred to individually as a "Party" and collectively as the "Parties."

WHEREAS, multiple registrars will provide Internet domain name registration services within the .com, org., and .net top-level domains wherein NSI operates and maintains certain TLD servers and zone files ("Registry");

WHEREAS, Registrar wishes to register second-level domain names in the multiple registrar system for the .com, .org, and .net TLDs.

NOW, THEREFORE, for and in consideration of the mutual promises, benefits, and convenants contained herein and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, NSI and Registrar, intending to be legally bound, hereby agree as follows:

1.       DEFINITIONS

         1.1      "DNS" refers to the Internet domain name system.

         1.2      "IP" means Internet Protocol.

         1.3      An "SLD" is a second-level domain of the DNS.

         1.4 The "System" refers to the multiple registrar system developed by NSI for registration of second-level domain names in the .com, .org., and
 .net TLDs.

         1.5      A "TLD" is a top-level domain of the DNS.

         1.6 The "Licensed Product" refers to the RRP, APIs, and software, collectively.

2.       OBLIGATIONS OF THE PARTIES

         2.1 System Operation and Access. Throughout the Term of this Agreement, NSI shall operate the System and provide Registrar with access to the System enabling Registrar to transmit domain name registration information for the .com, .org and .net TLDs to the System according to a protocol developed by NSI and known as the Registry Registrar Protocol ("RRP").

         2.2 Distribution of RRP, APIs and Software. No later than three business days after the Effective Date of this Agreement, NSI shall provide to Registrar (i) full documentation of the RRP, (ii) "C" and "Java" application program interfaces (APIs") to the

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RRP with documentation, and (iii) reference client software ("Software") that will enable Registrar to develop its system to register second-level domain names through the System for the .com, .org and .net TLDs. If NSI elects to modify or upgrade the APIs and/or RRP, NSI shall provide updated APIs to the RRP with documentation and updated Software to Registrar promptly as such updates become available.

         2.3 New Architectural Features. NSI will use its best commercial efforts to develop and implement two additional modifications to the Licensed Product by January 15, 2000 as follows:

                  2.3.1 NSI will issue an upgrade to the Licensed Product hat will enable a Registrar to accept initial domain name registrations or renewals of a minimum of one year in length, or in multiples of one year increments.

                  2.3.2 NSI will issue an upgrade to the Licensed Product that will enable registrars to accept the addition of one additional year to a registrant's "current" registration period when a registrant changes from one registrar to another.

In no event shall the total unexpired term of a registration exceed ten (10) years.

Registrars will be able to offer these new features only for new registrations or renewals occurring after the Upgrade is deployed. Both Upgrades will be introduced into the Operational Test and Evaluation environment for testing prior to deployment.

         2.4 Registrar Responsibility for Customer Support. Registrar shall be responsible for providing customer service (including domain name record support), billing and technical support, and customer interface to accept customer (the "SLD holder") orders.

         2.5 Data Submission Requirements. As part of its registration of all SLD registrations in the .com, .org and .net TLDs during the Term of this Agreement, Registrar shall submit the following data elements using the RRP concerning SLD registrations it processes:

                  2.5.1 The name of the SLD being registered;

                  2.5.2 The IP addresses of the primary nameserver and secondary nameserver(s) for the SLD;

                  2.5.3 The corresponding host names of those nameservers;

                  2.5.4 Unless automatically generated by the registry system, the identity of the registrar;

                  2.5.5 Unless automatically generated by the registry system, the expiration date of the registration; and

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                  2.5.6 Other data required as a result of further development of the registry system by the Registry.

         2.6 License. Registrar grants NSI as Registry a non-exclusive non-transferable limited license to the data elements of the SLD name registered, the IP addresses of nameservers, and the identity of the registering registrar for propagation of and the provision of authorized access to the TLD zone files.

         2.7 Registrar's Registration Agreement and Domain Name Dispute Policy. Registrar shall have developed and employ in its domain name registration business an electronic or paper registration agreement, including a domain name dispute policy, a copy of which is attached to this Agreement as Exhibit A (which may be amended from time to time by Registrar, provided a copy is furnished to the Registry three (3) business days in advance of any such amendment), to be entered into by Registrar with each SLD holder as a condition of registration. Registrar shall include terms in its agreement with each SLD holder that are consistent with Registrar's duties to NSI hereunder.

         2.8 Secure Connection. Registrar agrees to develop and employ in its domain name registration business all necessary technology and restrictions to ensure that its connection to the System is secure. All data exchanged between Registrar's system and the System shall be protected to avoid unintended disclosure of information. Each RRP session shall be authenticated and encrypted using two-way secure socket layer (`SSL") protocol. Registrar agrees to authenticate every RRP client connection with the System using both an X.509 server certificate issued by a commercial Certification Authority identified by the Registry and its Register password, which it shall disclose only to its employees with a need to know. Registrar password has been compromised in any way or if its server certificate has been revoked by the issuing Certification Authority identified by the Registry and its Registrar password has been compromised in any way or if its server certificate has been revoked by the issuing Certification Authority or compromised in any way.

         2.9 Domain Name Lookup Capability. Registrar agrees to employ in its domain name registration business NSI's Registry domain name lookup capability to determine if a requested domain name is available or currently unavailable for registration.

         2.10 Transfer of Sponsorship of Registrations. Registrar agrees to implement transfers of SLD registrations from another registrar to Registrar and vice versa pursuant to the Policy on Transfer of Sponsorship of Registrations Between Registrars appended hereto as Exhibit B.

         2.11 Time. Registrar agrees that in the event of any dispute concerning the time of the entry of a domain name registration into the Registry database, the time shown in the NSI Registry records shall control.

         2.12 Compliance with Terms and Conditions. Registrar agrees to comply with all other reasonable terms or conditions established from time to time, to assure sound operation of the System, by NSI as Registry in a non-arbitrary manner and applicable to all registrars, including NSI, and consistent with NSI's Cooperative Agreement with the United

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States Government or NSI's Registry Agreement with the Internet Corporation for
Assigned Names and Numbers ("ICANN"), as applicable, upon NSI's notification to Registrar of the establishment of those terms and conditions.

         2.13 Resolution of Technical Problems. Registrar agrees to employ necessary employees, contractors, or agents with sufficient technical training and experience to respond to and fix all technical problems concerning the use of the RRP and the APIs in conjunction with Registrar's systems. Registrar agrees that in the event of significant degradation of the System or other emergency, Network Solutions, as Registry, may, in its sole discretion, temporarily suspend access to the System. Such temporary suspensions shall be applied in a nonarbitrary manner and shall apply fairly to any registrar similarly situated, including NSL.

         2.14 Surety Instrument. During the Initial Term and any Renewal Terms, Registrar shall have in place a performance bond, letter of credit or equivalent instrument (the "Surety Instrument") from a surety acceptable to NSI, in the amount of $100,000 U.S. dollars. The terms of the Surety Instrument shall indemnify and hold harmless NSI and its employees, directors, officers, representatives, agents and affiliates from all costs and damages (including reasonable attorneys' fees) which it may suffer by reason of Registrar's failure to indemnify NSI as provided in Section 6.16 by making payment(s) up to the full amount of the bond within ten (10) days of NSI's having notified the surety of its claims(s) of damages, having identified the basis for any such claim. NSI shall not be entitled to payment under the Surety Instrument until such time as it has certified that it has incurred expenses for which it is entitled to reimbursement in accordance with the provisions of Section 6.16 of this Agreement.

         2.15 Prohibited Domain Name Registration. Registrar agrees to comply with the policies of NSI as Registry that will be applicable to all registrars and that will prohibit the registration of certain domain names in the .com, .org and .net TLDs which are not allowed to be registered by statute or regulation.

         2.16 Indemnification Required of SLD Holders. Registrar shall require each SLC holder to indemnify, defend and hold harmless NSI, and its directors, officers, employees and agents form and against any and all claims, damages, liabilities, costs and expenses, including reasonable legal fees and expenses arising out of or relating to the SLD holder's domain name registration.

3.       LICENSE

         3.1 License Grant. Subject to the terms and conditions of this Agreement, NSI hereby grants Registrar and Registrar accepts a non-exclusive, non-transferable, worldwide limited license to use for the Term and purposes of this Agreement the RRP, APIs and Software, as well as updates and redesigns thereof, to provide domain name registration services in the .com, .org and .net TLDs only and for no other purpose. The RRP, APIs and Software, as well as updates and redesigns thereof, will enable Registrar to register domain names with the Registry on behalf of its SLD holders. Registrar, using the RRP, APIs and Software, as well as updates and redesigns thereof, will be able to invoke the following operations on the System: (i) check the availability of a domain name, (ii) register a domain name, (iii) re-register a domain

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name, (iv) cancel the registration of a domain name it has registered, (v)
update the nameservers of a domain name, (vi) transfer a domain name from another registrar to itself with proper authorization, (vii) query a domain name registration record, (viii) register a nameserver, (ix) update the IP addresses of a nameserver, (x) delete a nameserver, (xi) query a nameserver, and (xii) establish and end an authenticated session.

         3.2 Limitations on Use. Notwithstanding any other provisions in this Agreement, except with the written consent of NSI, Registrar shall not: (i) sublicense the RRP, APIs or Software or otherwise permit any use of the RRP, APIs or Software by or for the benefit of any party other than Registrar, (ii) publish, distribute or permit disclosure of the RRP, APIs or Software other than to employees, contractors, and agents of Registrar for use in Registrar's domain name registration business, (iii) decompile, reverse engineer, copy or re-engineer the RRP, APIs or Software for any unauthorized purpose, or (iv) use or permit use of the RRP, APIs or Software in violation of any federal, state or local rule, regulation or law, or for any unlawful purpose.

Registrar agrees to employ the necessary measures to prevent its access to the System granted hereunder from being used for (I) the transmission of unsolicited, commercial e-mail (spam) to entities other than Registrar's customers; (ii) high volume, automated, electronic processes that apply to NSI for large numbers of domain names, except as reasonably necessary to register domain names or modify existing registrations; or (iii) high volume, automated, electronic, repetitive queries for the purpose of extracting data to be used for Registrar's purposes, except as reasonably necessary to register domain names or modify exiting registrations.

         3.3 Changes to Licensed Materials. NSI may from time to time make modifications to the RRP, APIs or Software licensed hereunder that will enhance functionality or otherwise improve the System. NSI will provide Registrar with at least sixty (60) days notice prior to the implementation of any material changes to the RRP, APIs or software licensed hereunder.

4.       SUPPORT SERVICES

         4.1 Engineering Support. NSI agrees to provide Registrar with reasonable engineering telephone support (between the hours of 9 a.m. to 5 p.m. local Herndon, Virginia time or at such other times as may be mutually agreed upon) to address engineering issues arising in connection with Registrar's use of the System.

         4.2 Customer Service Support. During the Term of this Agreement, NSI will provide reasonable telephone and e-mail customer service support to Registrar, not SLD holders or prospective customers of Registrar, for non-technical issues solely relating to the System and its operation. NSI will provide Registrar with a telephone number and e-mail address for such support during implementation of the RRP, APIs and Software. First-level telephone support will be available on a 7-day/24 hour basis. NSI will provide a web-based customer service capability in the future and such web-based support will become the primary method of customer service support to Registrar at such time.

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5.       FEES

         5.1 License Fee. As consideration for the license of the RRP, APIs or Software, Registrar agrees to pay NSI on the Effective Date a non-refundable one-time fee in the amount of $10,000 payable in United States dollars (the "License Fee") and payable by check to Network Solutions, Inc., Attention:
Registry Accounts Receivable, 505 Huntmar Park Drive, Herndon, Virginia 20170 or by wire transfer to Bank of America, for the credit of Network Solutions, Inc., Account #004112889843, ABA #051000017, Swift, NABKUS3ARIC. No later than three
(3) business days after either the receipt (and final settlement if payment by check) of such License Fee, or the Effective Date of this Agreement, whichever is later, NSI will provide the RRP, APIs and Software to Registrar.

         5.2      Registration Fees.

                  (a) From the Effective Date of this Agreement through January 15, 2000, Registrar agrees to pay NSI the non-refundable amounts of $18 United States dollars for each initial two-year domain name registration and $9 United States dollars for each one-year domain name re-registration (collectively, the "Registration Fees") registered by Registrar through the System.

                  (b) Thereafter, and for the balance of the term of this Agreement, Registrar agrees to pay NSI the non-refundable amounts of $6 United States dollars for each annual increment of an initial domain name registration and $6 United States dollars for each annual increment of a domain name re-registration (collectively, the "Registration Fees") registered through the System.

                  (c) NSI reserves the right to adjust the Registration Fees prospectively upon thirty (30) days prior notice to Registrar, provided that such adjustments are consistent with NSI's Cooperative Agreement with the United States Government or its Registry Agreement with ICANN, as applicable, and are applicable to all registrars in the .com, .org and .net TLDs. NSI will invoice Registrar monthly in arrears for each month's Registration Fees. All Registration Fees are due immediately upon receipt of NSI's invoice pursuant to a letter of credit, deposit account, or other acceptable credit terms agreed by the Parties.

6.       MISCELLANEOUS

         6.1      Term of the Agreement and Termination.

                  (a) Term of the Agreement. The duties and obligations of the Parties under this Agreement shall apply from the Effective Date through and including the last day of the calendar month sixty (60) months from the Effective Date (the "Initial Term"). Upon conclusion of the Initial Term, all provisions of this Agreement will automatically renew for successive five (5) year renewal periods until the Agreement has been terminated as provided herein, Registrar elects not to renew, or NSI ceases to operate as the registry for the
 .com, .org and .net TLDs. In the event that revisions to NSI's Registrar License and Agreement are approved or adopted by the U.S. Department of Commerce, or ICANN, as appropriate, Registrar will execute an amendment substituting the revised agreement in place of this Agreement, or Registrar may, at its option exercised within fifteen (15) days terminate this Agreement immediately by giving written notice to NSI.

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                  (b) Termination For Cause. In the event that either Party
materially breaches any term of this Agreement including any of its representations and warranties hereunder and such breach is not substantially cured within thirty (30) calendar days after written notice thereof is given by the other Party then the non-breaching Party may, by giving written notice thereof to the other Party, terminate this Agreement as of the date specified in such notice of termination.

                  (c) Termination at Option of Registrar. Registrar may terminate this Agreement at any time by giving NSI thirty (30) days notice of termination.

                  (d) Termination Upon Loss of Registrar's Accreditation. This Agreement shall terminate in the event Registrar's accreditation by ICANN, or its successor, is terminated or expires without renewal.

                  (e) Termination in the Event that Successor Registry is Named. This Agreement shall terminate in the event that the U.S. Department of Commerce or ICANN, as appropriate, designates another entity to serve as the registry for the .com, .org and .net TLDs (the "Successor Registry").

                  (f) Termination in the Event of Bankruptcy. Either Party may terminate this Agreement if the other Party is adjudged insolvent or bankrupt, or if proceedings are instituted by or against a Party seeking relief, reorganization or arrangement under any always relating to insolvency, or seeking any assignment for the benefit of creditors, or seeking the appointment of a receiver, liquidator or trustee of a Party's property or assets or the liquidation, dissolution or winding up of a Party's business.

                  (g) Effect of Termination. Upon expiration of this Agreement, NSI will complete the registration of all domain names processes by Registrar prior to the date of such expiration or termination, provided that Registrar's payments to NSI for Registration Fees are current and timely. Immediately upon any expiration or termination of this Agreement, Registrar shall (i) transfer its sponsorship of SLD name registrations to another licensed registrar(s) of the Registry, in compliance with any procedures established or approved by the U.S. Department of Commerce or ICANN, as appropriate, and (ii) either return to NSI or certify to NSI the destruction of all data, software and documentation it has received under this Agreement.

                  (h) Survival. In the event of termination of this Agreement, the following shall survive: (i) Sections 2.6, 2.7, 6.1(g), 6.6, 6.7, 6.10, 6.12, 6.13, 6.14 and 6.16, (ii) the SLD holder's obligations to indemnify, defend, and hold harmless NSL, as stated in Section 2.14 with respect to matters arising during the term of this Agreement; and (iv) Registrar's payment obligations as set forth in Section 5.2 with respect to initial registrations or re-registrations during the term of this Agreement. Neither Party shall be liable to the other for damages of any sort resulting solely from terminating this Agreement in accordance with its terms but each Party shall be liable for any damage arising from any breach by it of this Agreement.

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         6.2      No Third Party Beneficiaries; Relationships of The Parties.
This Agreement does not provide and shall not be construed to provide third parties (i.e., non-parties to this Agreement), including any SLD holder, with any remedy claim, cause of action or privilege. Nothing in this Agreement shall be construed as creating an employer-employee or agency relationship, a partnership or a joint venture between the Parties.

         6.3 Force Majeure. Neither Party shall be responsible for any failure to perform any obligation or provide service hereunder because of any Act of God, strike, work stoppage, governmental acts or directives, war, riot or civil commotion, equipment or facilities shortages which are being experienced by providers of telecommunications services generally, or other similar force beyond such Party's reasonable control.

         6.4 Further Assurance. Each Party hereto shall execute and/or cause to be delivered to each other Party hereto such instruments and other documents, and shall take such other actions, as such other Party may reasonably request for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

         6.5 Amendment in Writing. Any amendment or supplement to this Agreement shall be in writing and duly executed by both Parties.

         6.6 Attorneys' Fees. If any legal action or other legal proceeding (including arbitration) relating to the performance under this Agreement or the enforcement of any provision of this Agreement is brought against either Party hereto, the prevailing Party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing Party may be entitled).

         6.7 Dispute Resolution; Choice of Law; Venue. The Parties shall attempt to resolve any disputes between them prior to resorting to litigation. This Agreement is to be construed in accordance with and governed by the internal laws of the Commonwealth of Virginia, United States of America without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the Commonwealth of Virginia to the rights and duties of the Parties. Any legal action or other legal proceedings relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced in any state or federal court located in the eastern district of the Commonwealth of Virginia. Each Party to this Agreement expressly and irrevocably consents and submits to the jurisdiction and venue of each state and federal court located in the eastern district of the Commonwealth of Virginia (and each appellate court located in the Commonwealth of Virginia) in connection with any such legal proceedings.

         6.8 Notices. Any notice or other communication required or permitted to be delivered to any Party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service, by e-mail or by telecopier during business hours) to the address or telecopier number set forth beneath the name of such Party below, unless party has given a notice of a change of address in writing:

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         if to Registrar:

                  Register.Com, Inc.
                  575 8th Avenue, 11th Floor
                  New York, New York 10018
                  Attn:  Lauren Gaviser
                  Telecopier: (212) 594-9876
                  Email:  lgaviser@register.com

         with a copy to:

                  Stuart Levi
                  Skadden, Arps, Slate, Meagher & Flora
                  919 Third Avenue, 36th Floor
                  New York, NY 10020
                  Telecopier:  (212) 735-3684

         if to NSI:

                  Network Solutions, Inc.
                  505 Huntmar Park Drive
                  Herdon, Virginia 20170
                  Attention:  Director, Customer Affairs
                  Telecopier: +1 (703) 742-8706
                  E-mail:  julien@netsol.com

         with a copy to:

                  General Counsel
                  505 Huntmar Park Drive
                  Herdon, Virginia 20170
                  Telecopier:  +1(703) 742-0065

         6.9 Assignment/Sublicense. Except as otherwise expressly provided herein, the provisions of this Agreement shall inure to the benefit of and be binding upon, the successors and permitted assigns of the Parties hereto. Registrar shall not assign, sublicense or transfer its rights or obligations under this Agreement to any third person without the prior written consent of NSI.

         6.10 Use of Confidential Information. The Parties' use and disclosure of Confidential Information disclosed hereunder are subject to the terms and conditions of the Parties' Confidentiality Agreement (Exhibit C) that will be executed contemporaneously with this Agreement. Registrar agrees that the RRP, APIs and Software are the Confidential Information of NSI.

         6.11 Delays or Omissions; Waivers. No failure on the part of either Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either Party in exercising any power, right, privilege or remedy under this Agreement,


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shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise or waiver of any such power, right, privilege or remedy; and no single or partial exercise of waiver of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         6.12 Limitation of Liability. IN NO EVENT WILL NSI BE LIABLE TO REGISTRAR FOR ANY SPECIAL, INDIRECT, INCIDENTAL , PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES, OR ANY DAMAGES RESULTING FROM LOSS OF PROFITS, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF NSI HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         6.13 Construction. The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement.

         6.14 Intellectual Property. Subject to Section 2.6 above, each Party will continue to independently own its intellectual property, including all patents, trademarks, trade names, service marks, copyrights, trade secrets, proprietary processes and all other forms of intellectual property.

         6.15     Representations and Warranties.

                  (a) Registrar. Registrar represents and warrants that: (1) it is a corporation duly incorporated, validly existing and in good standing under the law of the State of New York, (2) it has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement,
(3) it is, and during the Term of this Agreement will continue to be, accredited by ICANN or its successor, pursuant to an accreditation agreement dated after November 4, 1999, (4) the execution, performance and delivery of this Agreement has been duly authorized by Registrar, (5) no further approval, authorization or consent of any governmental or regulatory authority is required to be obtained or made by Registrar in order for it to enter into and perform its obligations under this Agreement, and (6) Registrar's Surety Instrument provided hereunder is a valid and enforceable obligation of the surety named or such Surety Instrument.

                  (b) NSI.NSI represents and warrants that: (1) it is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, (2) it has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement,
(3) the execution, performance and delivery of this Agreement has been duly authorized by NSI, and (4) no further approval, authorization or consent of any governmental or regulatory authority is required to be obtained or made by NSI in order for it to enter into and perform its obligations under this Agreement.

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                  (c) Disclaimer of Warranties. The RRP, APIs and Software are
provided "as-is" and without any warranty of any kind. NSI EXPRESSLY DISCLAIMS ALL WARRANTIES AND/OR CONDITIONS, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES AND CONDITIONS OF MERCHANTABILITY OR SATISFACTORY QUALITY AND FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT OF THIRD PARTY RIGHTS. NSI DOES NOT WARRANT THAT THE FUNCTIONS CONTAINED IN THE RRP, APIs OR SOFTWARE WILL MEET REGISTRAR'S REQUIREMENTS, OR THAT THE OPERATION OF THE RRP, APIs OR SOFTWARE WILL BE UNINTERRUPTED OR ERROR-FREE, OR THAT DEFECTS IN THE RRP, APIs OR SOFTWARE WILL BE CORRECTED. FURTHERMORE, NSI DOES NOT WARRANT NOR MAKE ANY REPRESENTATIONS REGARDING THE USE OR RESULTS OF THE RRP, APIs, SOFTWARE OR RELATED DOCUMENTATION IN TERMS OF THEIR CORRECTNESS, ACCURACY, RELIABILITY, OR OTHERWISE SHOULD THE RRP, APIs OR SOFTWARE PROVE DEFECTIVE, REGISTRAR ASSUMES THE ENTIRE COST OF ALL NECESSARY SERVICING, REPAIR OR CORRECTION OF REGISTRAR'S OWN SYSTEMS AND SOFTWARE.

         6.16 Indemnification. Registrar, at its own expense and within thirty (30) days of presentation of a demand by NSI under this paragraph, will indemnify, defend and hold harmless NSI and its employees, directors, officers, representatives, agents and affiliates, against any claim, suit, action, or other proceeding brought against NSI or any affiliate of NSI based on or arising from any claim or alleged claim (i) relating to any product or service of Registrar; (ii) relating to any agreement, including Registrar's dispute policy, with any SLD holder of Registrar; or (iii) relating to Registrar's domain name registration business, including, but not limited to, Registrar's advertising, domain name application process, systems and other processes, fees charged, billing practices and customer service; provided, however, that in any such case: (a) NSI provides Registrar with prompt notice of any such claim, and (b) upon Registrar's written request, NSI will provide to Registrar all available information and assistance reasonably necessary for Registrar to defend such claim, provided that Registrar reimburses NSI for its actual and reasonable costs. Registrar will not enter into any settlement or compromise of any such indemnifiable claim without NSI's prior written consent, which consent shall not be unreasonably withheld. Registrar will pay any and all cost, damages, and expenses, including, but not limited to, reasonable attorneys' fees and costs awarded against or otherwise incurred by NSI in connection with or arising from any such indemnifiable claim, suit, action or proceeding.

         6.17 Entire Agreement; Severability. This Agreement, which includes Exhibits A, B and C, constitutes the entire agreement between the Parties concerning the subject matter hereof and supersedes any prior agreements, representations, statements, negotiations, understandings, proposals or undertakings, oral or written, with respect to the subject matter expressly set forth herein. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, each Party agrees that such provisions shall be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby. If necessary to effect the intent of the Parties, the Parties shall negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language that reflects such intent as closely as possible.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

Network Solutions, Inc.                 [Registrar] Register.com, Inc.

By: /s/ Julie M. Nichols                By: /s/ Richard D. Forman
    -----------------------------           --------------------------
Name:  Julie M. Nichols                 Name:  Richard D. Forman
Title: Director, Customer Affairs       Title: President & CEO

                                    Exhibit A

                           Registrar's Dispute Policy
                 [To be supplied from time to time by Registrar]

                  Uniform Domain Name Dispute Resolution Policy

                   (As Approved by ICANN on October 24, 1999)

1. Purpose. This Uniform Domain Name Dispute Resolution Policy (the "Policy") has been adopted by the Internet Corporation for Assigned Names and Numbers ("ICANN"), is incorporated by reference into your Registration Agreement, and sets forth the terms and conditions in connection with a dispute between you and any party other than us (the registrar) over the registration and use of an Internet domain name registered by you. Proceedings under Paragraph 4 of this Policy will be conducted according to the Rules for Uniform Domain Name Dispute Resolution Policy (the "Rules of Procedure"), which are available at http://www.icann.org/udrp/udrp-rules-24oct99.htm, and the selected administrative-dispute-resolution service provider's supplemental rules.

2. Your Representatives. By applying to register a domain name, or by asking us to maintain or renew a domain name registration, you hereby represent and warrant to us that (a) the statements that you made in your Registration Agreement are complete and accurate; (b) to your knowledge, the registration of the domain name will not infringe upon or otherwise violate the rights of any third party; (c) you are not registering the domain name for an unlawful purpose; and (d) you will not knowingly use the domain name in violation of any applicable laws or regulations. It is your responsibility to determine whether your domain name registration infringes or violates someone else's rights.

3. Cancellations, Transfers, and Changes. We will cancel, transfer or otherwise make changes to domain name registrations under the following circumstances:

a. subject to the provisions of Paragraph 8, our receipt of written or appropriate electronic instructions from you or your authorized agent to take such action;

b. our receipt of an order from a court or arbitral tribunal, in each case of competent jurisdiction, requiring such action; and/or

c. our receipt of a decision of an Administration Panel requiring such action in any administrative proceeding to which you were a party and which was conducted under this Policy or a later version of this Policy adopted by ICANN. (See Paragraph 4(i) and (k) below.) We may also cancel, transfer or otherwise make changes to a domain name registration in accordance with the terms of your Registration Agreement or other legal requirements.

4. Mandatory Administrative Proceeding. This Paragraph sets forth the type of disputes for which you are required to submit to a mandatory administrative proceeding. These proceedings will be conducted before one of the administrative-dispute-resolution service providers listed at http://www.icann.org/udrp/approved-providers.htm (each, a "Provider").

a. Applicable Disputes. You are required to submit to a mandatory administrative proceeding in the event that a third party (a "complainant") asserts to the applicable Provider, in compliance with the Rules of Procedure, that (i) your domain name is identical or confusingly similar to a trademark or service mark in which the complainant has rights; and (ii) you have no rights to legitimate interests in respect of the domain name; and (iii) your domain name has been registered and is being used in bad faith. In the administrative proceeding, the complainant must prove that each of these three elements are present.

b. Evidence of Registration and Use in Bad Faith. For the purposes of Paragraph 4(a)(iii), the following circumstances, in particular but without limitation, if found by the Panel to be present, shall be evidence of the registration and use of a domain name in bad faith: (i) circumstances indicating that you have registered or you have acquired the domain name primarily for the purpose of selling, renting, or otherwise transferring the domain name registration to the complainant who is the owner of the trademark or service mark or to a competitor of that complainant, for valuable consideration in excess of your documented out-of-pocket costs directly related to the domain name; or (ii) you have registered the domain name in order to prevent the owner of the trademark or service mark from reflecting the mark in a corresponding domain name, provided that you have engaged in a pattern of such conduct; or (iii) you have registered the domain name primarily for the purpose of disrupting the business of a competitor; or (iv) by using the domain name, you have intentionally attempted to attract, for commercial gain, Internet users to your web site or other on-line location, by creating a likelihood of confusion with the complainant's mark as to the source, sponsorship, affiliation, or endorsement of your web site or location or of a product or service on your web site or location.

c. How to Demonstrate Your Rights to and Legitimate Interests in the Domain Name in Responding to a Complaint. When you receive a complaint, you should refer to Paragraph 5 of the Rules of Procedure in determining how your response should be prepared. Any of the following circumstances, in particular but without limitation, if found by the Panel to be proved based on its evaluation of all evidence presented, shall demonstrate your rights or legitimate interests to the domain name for purposes of Paragraph 4(a)(ii): (i) before any notice to you of the dispute, your use of, or demonstrable preparations to use, the domain name or a name corresponding to the domain name in connection with a bona fide offering of goods or services; or (ii) you (as an individual, business, or other organization) have been commonly known by the domain name, even if you have acquired no trademark or service mark rights; or (iii) you are making a legitimate noncommercial or fair use of the domain name, without intent for commercial gain to misleadingly divert consumers or to tarnish the trademark or service mark at issue.

d. Selection of Provider. The complainant shall select the Provider from among those approved by ICANN by submitting the complaint to that Provider. The selected Provider will administer the proceeding, except in cases of consolidation as described in Paragraph 4(f).

e. Initiation of Proceeding and Process and Appointment of Administrative Panel. The Rules of Procedure state the process for initiating and conducting a proceeding and for appointing the panel that will decide the dispute (the "Administrative Panel").

f. Consolidation. In the event of multiple disputes between you and a complainant, either you or the complainant may petition to consolidate the disputes before a single Administrative Panel. This petition shall be made to the first Administrative Panel appointed to hear a pending dispute between the parties. This Administrative Panel may consolidate before it any or all such disputes in its sole discretion, provided that the disputes being consolidated are governed by this Policy or a later version of this Policy adopted by ICANN.

g. Fees. All fees charged by a Provider in connection with any dispute before an Administrative Panel pursuant to this Policy shall be paid by the complainant, except in cases where you elect to expand the Administrative Panel from one to three panelists as provided in Paragraph 5(b)(iv) of the Rules of Procedure, in which case all fees will be split evenly by you and the complainant.

h. Our Involvement in Administrative Proceedings. We do not, and will not, participate in the administration or conduct of any proceeding before an Administrative Panel. In addition, we will not be liable as a result of any decisions rendered by the Administrative Panel.

i. Remedies. The remedies available to a complainant pursuant to any proceeding before an Administrative Panel shall be limited to requiring the cancellation of your domain name or the transfer of your domain name registration to the complainant.

j. Notification and Publication. The Provider shall notify us of any decision made by an Administration Panel with respect to a domain name you have registered with us. All decisions under this Policy will be published in full over the Internet, except when an Administrative Panel determines in an exceptional case to redact portions of its decision.

k. Availability of Court Proceedings. The mandatory administrative proceeding requirements set forth in Paragraph 4 shall not prevent either you or the complainant from submitting the dispute to a court of competent jurisdiction for independent resolution before such mandatory administrative proceeding is commenced or after such proceeding is concluded. If an Administrative Panel decides that your domain name registration should be canceled or transferred, we will wait ten (10) business days (as observed in the location of our principal office) after we are informed by the applicable Provider of the Administrative Panel's decision before implementing that decision. We will then implement the decision unless we have received from you during that ten (10) business day period official documentation (such as a copy of a complaint, file-stamped by the clerk of the court) that you have commenced a lawsuit against the complainant in a jurisdiction to which the complainant has submitted under Paragraph 3(b)(xiii) of the Rules of Procedure. (In general, that jurisdiction is either the location of our principal office or of your address as shown in our Whois database. See Paragraphs 1 and 3(b)(xiii) of the Rules of Procedure for details.) If we receive such documentation within the ten (10) business day period, we will not implement the Administrative Panel's decision, and we will take no further action, until we receive (i) evidence satisfactory to us of a resolution between the parties; (ii) evidence satisfactory to us that your lawsuit has been dismissed or withdrawn; or (iii) a copy of an order from such court dismissing your lawsuit or ordering that you do not have the right to continue to use your domain name.

5. All Other Disputes and Litigation. All other disputes between you and any party other than us regarding your domain name registration that are not brought pursuant to the mandatory administrative proceeding provisions of Paragraph 4 shall be resolved between you and such other party through any court, arbitration or other proceeding that may be available.

6. Our Involvement in Disputes. We will not participate in any way in any dispute between you and any party other than us regarding the registration and use of your domain name. You shall not name us as a party or otherwise include us in any such proceeding. In the event that we are named as a party in any such proceeding, we reserve the right to raise any and all defenses deemed appropriate, and to take any other action necessary to defend ourselves.

7. Maintaining the Status Quo. We will not cancel, transfer, activate, deactivate, or otherwise change the status of any domain name registration under this Policy except as provided in Paragraph 3 above.

8. Transfers During a Dispute.

a. Transfers of a Domain Name to a New Holder. You may not transfer your domain name registration to another holder (i) during a pending administrative proceeding brought pursuant to Paragraph 4 or for a period of fifteen (15) business days (as observed in the location of our principal place of business) after such proceeding is concluded; or (ii) during a pending court proceeding or arbitration commenced regarding your domain name unless the party to whom the domain name registration is being transferred agrees, in writing, to be bound by the decision of the court or arbitrator. We reserve the right to cancel any transfer of a domain name registration to another holder that is made in violation of this subparagraph.

b. Changing Registrars. You may not transfer your domain name registration to another registrar during a pending administrative proceeding brought pursuant to Paragraph 4 or for a period of fifteen (15) business days (as observed in the location of our principal place of business) after such proceeding is concluded. You may transfer administration of your domain name registration to another registrar during a pending court action or arbitration, provided that the domain name you have registered with us shall continue to be subject to the proceedings commenced against you in accordance with the terms of this Policy. In the event that you transfer a domain name registration to us during the pendency of a court action or arbitration, such dispute shall remain subject to the domain name dispute policy of the registrar from which the domain name registration was transferred.

9. Policy Modifications. We reserve the right to modify this Policy at any time with the permission of ICANN. WE will post our revised Policy at http://www.register.com/new-dispute-policy at least thirty (30) calendar days before it becomes effective. Unless this Policy has already been invoked by the submission of a complaint to a Provider, in which event the version of the Policy in effect at the time it was invoked will apply to you until the dispute is over, all such changes will be binding upon you with respect to any domain name registration dispute, whether the dispute arose before, on or after the effective date of our change. In the event that you object to a change in this Policy, your sole remedy is to cancel your domain name registration with us, provided that you will not be entitled to a refund of any fees you paid to us. The revised Policy will apply to you until you cancel your domain name registration.

                                    Exhibit B

     Policy on Transfer of Sponsorship of Registrations Between Registrars

Registrar Requirements

         The registration agreement between each Registrar and its SLD holder shall include a provision explaining that an SLD holder will be prohibited from changing its Registrar during the first 60 days after initial registration of the domain name with the Registrar. Beginning on the 61st day after the initial registration with the Registrar, the procedures for change in sponsoring registrar set forth in this policy shall apply. Enforcement shall be the responsibility of the Registrar sponsoring the domain name registration.

         For each instance where an SLD holder wants to change its Registrar for an existing domain name (i.e., a domain name that appears in a particular top-level domain zone file), the gaining Registrar shall:

         1) Obtain express authorization from an individual who has the apparent authority to legally bind the SLD holder (as reflected in the database of the losing Registrar).

                  a) The form of the authorization is at the discretion of each gaining Registrar.

                  b) The gaining Registrar shall retain a record of reliable evidence of the authorization.

         2) In those instances when the Registrar of record is being changed simultaneously with a transfer of a domain name from one party to another, the gaining Registrar shall also obtain appropriate authorization for the transfer. Such authorization shall include, but not be limited to, one of the following:

                  a)       A bilateral agreement between the parties.

                  b) The final determination of a binding dispute resolution body.

                  c)       A court order.

         3) Request, by the transmission of a "transfer" command as specified in the Registry Registrar Protocol, that the Registry database be changed to reflect the new Registrar.

                  a) Transmission of a "transfer" command constitutes a representation on the part of the gaining Registrar that:

                           (1) the requisite authorization has been obtained from the SLD holder listed in the database of the losing Registrar, and

                           (2) the losing Registrar will be provided with a copy of the authorization if and when requested.

         In those instances when the Registrar of record denies the requested change of Registrar, the Registrar of record shall notify the prospective gaining Registrar that the request was denied and the reason for the denial.

         Instances when the requested change of sponsoring Registrar may be denied include, but are not limited to:

                  1) Situations described in the Domain Name Dispute Resolution Policy

                  2)       A pending bankruptcy of the SLD Holder

                  3)       Dispute over the identity of the SLD Holder

                  4) Request to transfer sponsorship occurs within the first 60 days after the initial registration with the Registrar

         In all cases, the losing Registrar shall respond to the e-mail notice regarding the "transfer" request within five (5) days. Failure to respond will result in a default "approval" of the "transfer."

Registry Requirements.

         Upon receipt of the "transfer command from the gaining Registrar, the Registry will transmit an e-mail notification to both Registrars.

         The Registry shall complete the "transfer" if either:

                  1) the losing Registrar expressly "approves" the request, or

                  2) the Registry does not receive a response from the losing Registrar within five (5) days.

         When the Registry's database has been updated to reflect the change to the gaining Registrar, the Registry will transmit an email notification to both the Registrars.

Records of Registration.

         Each SLD holder shall maintain its own records appropriate to document and prove the initial domain name registration date, regardless of the number of Registrars with which the SLD holder enters into a contract for registration services.

                                    Exhibit C

                            CONFIDENTIALITY AGREEMENT


         THIS CONFIDENTIALITY AGREEMENT is entered into by and between Network Solutions, Inc. ("NSI"), a Delaware corporation having its principal place of business in Herndon, VA, and Register.com, Inc., a Delaware corporation having its principal place of business in 575 8th Avenue, 11th Floor, New York, NY 10018 ("Registrar"), through their authorized representatives, and takes effect on the date executed by the final party (the "Effective Date").


         Under this Confidentiality Agreement ("Confidentiality Agreement"), the Parties intend to disclose to one another information which they consider to be valuable, proprietary, and confidential.


         NOW, THEREFORE, the parties agree as follows:

1.       Confidential Information

1.1. "Confidential Information", as used in this Confidentiality Agreement, shall mean all information and materials including, without limitation, computer software, data, information, databases, protocols, reference implementation and documentation, and functional and interface specifications, provided by the disclosing party to the receiving party under this Confidentiality Agreement and marked or otherwise identified as Confidential, provided that if communication is oral, the disclosing party will notify the receiving party in writing within 15 days of the disclosure.

2.       Confidentiality Obligations

2.1. In consideration of the disclosure of Confidential Information, the Parties agree that:

         (a) The receiving party shall treat as strictly confidential, and use all reasonable efforts to preserve the secrecy and confidentiality of, all Confidential Information received from the disclosing party, including implementing reasonable physical security measures and operating procedures.

         (b) The receiving party shall make no disclosures whatsoever of any Confidential Information to others, provided however, that if the receiving party is a corporation, partnership, or similar entity, disclosure is permitted to the receiving party's officers, employees, contractors and agents who have a demonstrable need to know such Confidential Information, provided the receiving party shall advise such personnel of the confidential nature of the Confidential Information and of the procedures required to maintain the confidentiality thereof, and shall require them to acknowledge in writing that they have read, understand, and agree to be individually bound by the terms of this Confidentiality Agreement.

         (c) The receiving party shall not modify or remove any Confidential legends and/or copyright notices appearing on any Confidential Information.

2.2.     The receiving party's duties under this section (2) shall expire five
(5) years after the information is received or earlier, upon written agreement of the Parties.

3.       Restrictions On Use

3.1. The receiving party agrees that it will use any Confidential Information receive under this Confidentiality Agreement solely for the purpose of providing domain name registration services as a registrar and for no other purposes whatsoever.

3.2. No commercial use rights or any licenses under any patent, patent application, copyright, trademark, know-how, trade secret, or any other NSI proprietary rights are granted by the disclosing party to the receiving party by this Confidentiality Agreement, or by any disclosure of any Confidential Information to the receiving party under this Confidentiality Agreement.

3.3. The receiving party agrees not to prepare any derivative works based on the Confidential Information.

3.4. The receiving party agrees that any Confidential Information which is in the form of computer software, data and/or databases shall be used on a computer system(s) that is owned or controlled by the receiving party.

4.       Miscellaneous

4.1. This Confidentiality Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia and all applicable federal laws. The Parties agree that, if a suit to enforce this Confidentiality Agreement is brought in the U.S. Federal District Court for the Eastern District of Virginia, they will be bound by any decision of the Court.

4.2. The obligations set forth in this Confidentiality Agreement shall be continuing, provided, however, that this Confidentiality Agreement imposes no obligation upon the Parties with respect to information that (a) is disclosed with the disclosing party's prior written approval; or (b) is or has entered the public domain through no fault of the receiving party; or (c) is known by the receiving party prior to the time of disclosure; or (d) is independently developed by the receiving party without use of the Confidential Information; or
(e) is made generally available by the disclosing party without restriction on disclosure.

4.3. This Confidentiality Agreement may be terminated by either party upon breach by the other party of any of its obligations hereunder and such breach is not cured within three (3) calendar days after the allegedly breaching party is notified by the disclosing party of the breach. In the event of any such termination for breach, all Confidential Information in the possession of the Parties shall be immediately returned to the disclosing party; the receiving party shall provide full voluntary disclosure to the disclosing party of any and all unauthorized disclosures and/or unauthorized uses of any Confidential Information; and the obligations of Sections 2 and 3 hereof shall survive such termination and remain in full force and effect. In the event that the Registrar License and Agreement between the Parties is terminated, the Parties shall immediately return all Confidential Information to the disclosing party and the receiving party shall remain subject to the obligations of Sections 2 and 3.

4.4. The terms and conditions of this Confidentiality Agreement shall inure to the benefit of the Parties and their successors and assigns. The Parties' obligations under this Confidentiality Agreement may not be assigned or delegated.

4.5. The Parties agree that they shall be entitled to seek all available legal and equitable remedies for the breach of this Confidentiality Agreement.

4.6. The terms and conditions of this Confidentiality Agreement may be modified only in a writing signed by NSI and Registrar.

4.7. EXCEPT AS MAY OTHERWISE BE SET FORTH IN A SIGNED, WRITTEN AGREEMENT BETWEEN THE PARTIES, THE PARTIES MAKE NO REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED, AS TO THE ACCURACY, COMPLETENESS, CONDITION, SUITABILITY, PERFORMANCE, FITNESS FOR A PARTICULAR PURPOSE, OR MERCHANTABILITY OF ANY CONFIDENTIAL INFORMATION, AND THE PARTIES SHALL HAVE NO LIABILITY WHATSOEVER TO ONE ANOTHER RESULTING FROM RECEIPT OR USE OF THE CONFIDENTIAL INFORMATION.

4.8. If any part of this Confidentiality Agreement is found invalid or unenforceable, such part shall be deemed stricken herefrom and the Parties agree: (a) to negotiate in good faith to amend this Confidentiality Agreement to achieve as nearly as legally possible the purpose or effect as the stricken part, and (b) that the remainder of this Confidentiality Agreement shall at all times remain in full force and effect.

4.9. This Confidentiality Agreement contains the entire understanding and agreement of the Parties relating to the subject matter hereof.

4.10. Any obligation imposed by this Confidentiality Agreement may be waived in writing by the disclosing party. Any such waiver shall have a one-time effect and shall not apply to any subsequent situation regardless of its similarity.

4.11. Neither Party has an obligation under this Confidentiality Agreement to purchase, sell, or license any service or item from the other Party.

4.12. The Parties do not intend that any agency or partnership relationship be created between them by this Confidentiality Agreement.

IN WITNESS WHEREOF, and intending to be legally bound, duly authorized representatives of NSI and Registrar have executed this Confidentiality Agreement in Virginia on the dates indicated below.

[Registrar] Register.com, Inc.  Network Solutions, Inc. ("NSI")

By: /s/                              By: /s/
    ----------------------------     ---------------------------------
Title: President & CEO               Title: Director, Customer Affairs
Date:  December 8, 1999              Date:  12/13/99